K&L Gates Draft – March 18, 2014

[__], 2014

Merk Investments LLC
960 San Antonio Road, Suite 201
Palo Alto, CA 94303

Ladies and Gentlemen:

We have acted as counsel to Merk Investments LLC (the “Sponsor”) in its capacity as sponsor of the Merk Gold Trust, a business trust formed under the laws of the State of New York (the “Trust”), in connection with the Trust’s registration statement on Form S-1 (File No. 333-180868), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 20, 2012, registering [             ] shares of beneficial interest in the Trust (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).  This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	the Depositary Trust Agreement, dated as of [___], 2014 (the “Trust Agreement”), between the Sponsor and The Bank of New York Mellon, as trustee (the “Trustee”);

2.
the Trust Allocated Account Agreement, dated as of [__], 2014, between JPMorgan Chase Bank, N.A., as custodian (the “Custodian”), and the Trustee; and the Trust Unallocated Account Agreement, dated as of [__], 2014, between the Custodian and the Trustee;

3.	the global certificate evidencing [ ] Shares issued upon receipt of the initial deposit made pursuant to Section 2.1(a) of the Trust Agreement; and

4.	the prospectus filed as part of Amendment No. [4] to the Registration Statement (the “Prospectus”).

As to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Sponsor.  We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Sponsor are actually

Page 2[___], 2014
serving in such capacity, and that the representations of officers of the Sponsor are correct as to matters of fact.  We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the State of New York that are applicable to the formation of and the issuance of shares of beneficial interest in business trusts.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be offered and sold pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,